UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 2, 2013

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Cross Country Healthcare, Inc.
 (Exact name of registrant as specified in its charter)
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Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 2, 2013, Cross Country Healthcare, Inc. (the “Company”) together with two of its indirect wholly-owned subsidiaries, Local Staff, LLC and Cross Country Healthcare UK HoldCo Ltd., entered into a Stock Purchase Agreement (the “Purchase Agreement”) with ICON Clinical Research Inc. and ICON Clinical Research UK Limited (collectively, “Buyer”), pursuant to which Buyer will purchase the issued and outstanding membership interests of ClinForce, LLC (“Clinforce”) and the issued and outstanding shares of capital stock of Akos Limited (“Akos”) (collectively, the “Interests”), which represent the Company’s clinical trial services business.

Pursuant to the Purchase Agreement, Buyer will pay to the Company for the Interests an aggregate of $52,000,000 in cash, subject to certain adjustments, plus an earn-out of up to $3,750,000 related to certain performance-based milestones. Of the $52,000,000 purchase price, $3,750,000 will be held in escrow for a period of 18 months following the closing to provide partial security to Buyer in the event of any breach of the representations, warranties and covenants of the Company. The maximum earn-out amount of $3,750,000 will be deposited in escrow by Buyer as security for the earn-out payment, if any. ICON plc, an Irish public limited company (and parent of Buyer) has agreed to guarantee Buyer’s payment and performance of its obligations under the Purchase Agreement. Consummation of the transaction contemplated by the Purchase Agreement is subject to certain approvals and closing conditions.  The Company has agreed to provide certain transition services to Buyer for a period of up to 6 months, subject to extension in certain circumstances.

The Purchase Agreement includes customary representations, warranties and covenants of the parties. The Company has agreed, among other things, to operate the business being sold in the ordinary course and to provide Buyer reasonable access to information regarding ClinForce and Akos until the transaction contemplated by the Purchase Agreement is consummated.

Pursuant to the Purchase Agreement, the Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire ClinForce or Akos and not enter into any agreements or other instruments regarding such proposals.

Pursuant to the Purchase Agreement and subject to certain exceptions, the Company has agreed that for a period of 5 years from the closing date, it will not compete with the clinical trial services business being sold as it exists as of the closing date or hire or solicit certain individuals to leave their employment with Buyer.

The Purchase Agreement contains certain termination rights for both the Company and Buyer.

It is expected that the transaction contemplated by the Purchase Agreement will be consummated by no later than February 28, 2013.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full terms and provisions of the Purchase Agreement, a copy of which is attached herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 7.01   REGULATION FD DISCLOSURE.

Incorporated by reference is a press release issued by the Company on February 4, 2013, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

ITEM 9.01   FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

Exhibit	Description

10.1
Stock Purchase Agreement dated as of February 2, 2013, by and among Cross Country Healthcare, Inc. , Local Staff, LLC, Cross Country Healthcare UK HoldCo Ltd., ICON Clinical Research Inc. and ICON Clinical Research UK Limited.

99.1	Press Release issued by the Company on February 4, 2013.

* Certain exhibits and schedules to the Purchase Agreement have been omitted and the Registrant agrees to furnish to the SEC a copy of any omitted schedules and exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated: February 5, 2013	By:	/s/ Emil Hensel
Emil Hensel Chief Financial Officer